UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2005

BrandPartners Group Inc.
(Exact name of Company as specified in its charter)

Delaware	0-16530	13-3236325
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

10 Main Street, Rochester, NH 03839
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 732-3999

N/A
 (Former name or former address, if changed since last report)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On December 29, 2005, the Company’s Board of Directors elected Clifford D. Brune to serve as a member of the Board of Directors until the next annual meeting of shareholders. Mr. Brune currently serves and has served as a consultant to the Company since February of 2005 under an agreement that provides for a monthly consulting fee of $15,000. In conjunction with Mr. Brune’s appointment to the Board, he has also been named to serve on the Company’s compensation committee and will serve as the chairperson of the Company’s audit committee. In connection with his election to the Board, Mr. Brune was awarded five (5) year options to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.43 per share, the fair market value of the Company’s common stock as of the date of grant (the “Options”). The Options as awarded were issued under the Company’s 2004 Stock Incentive Plan and are fully vested and exercisable.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRANDPARTNERS GROUP INC.

Date: December 30, 2005	By:	/s/ James F. Brooks
James F. Brooks, Chief Executive Officer and President